Exhibit 1.1

INVESCO MORTGAGE CAPITAL INC.

Common Stock

$0.01 Par Value

DISTRIBUTION AGENCY AGREEMENT

August 31, 2012

CREDIT SUISSE SECURITIES (USA) LLC

ELEVEN MADISON AVENUE

NEW YORK, NY 10010-3629

Dear Sirs:

1. Introductory. Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), agrees with Credit Suisse Securities (USA) LLC (the “Manager”) to issue and sell from time to time through the Manager, as sales agent and/or as principal, up to 20,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). Pursuant to the Agreement of Limited Partnership (the “OP Agreement”) of IAS Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) and majority-owned subsidiary of the Company, upon receipt of the net proceeds of the sale of the Shares, the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Shares sold pursuant hereto (the “Company OP Units”).

The Manager agrees that whenever the Company determines to sell the Shares through the Manager, acting as sales agent, the Manager will send to the Company a notice (a “Transaction Notice”), confirming the agreed terms of such proposed transaction and the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice by the means set forth in Section 10 hereof or by sending an email confirming acceptance of such Transaction Notice (provided, that following such email confirming acceptance, the Company will also promptly return the countersigned Transaction Notice to the Manager by the means set forth in Section 10 hereof), in each case in accordance with Section 3 of this Agreement. The Company agrees that whenever it determines to sell the Shares directly to the Manager, as principal, it will enter into a separate agreement (a “Terms Agreement”) in form and substance satisfactory to the Manager and the Company relating to such sale in accordance with Section 3 of this Agreement.

2. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Manager that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3ASR (No. 333-174598), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which became effective at the time of filing. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means, the time of each sale of any Shares pursuant to this Agreement (including pursuant to any applicable Transaction Notice or Terms Agreement).

“Base Prospectus,” as used herein, means the base prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.

“Bring-Down Date” means (i) each time that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (excluding a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) each date on which the Company shall file an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) each time that the Company shall file with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K (excluding an Earnings 8-K and any Financial 8-Ks, each as defined below), unless the Manager shall otherwise reasonably request), (iv) each time that there is a Principal Settlement Date (as defined below) pursuant to a Terms Agreement, (v) each other Settlement Date (as defined below), (vi) the date of this Agreement or (vii) any time of recommencement after a suspension as described in Section 3(c) or (viii) any other time as the Manager so reasonably requests.

“Commission” means the Securities and Exchange Commission.

“Earnings 8-K” means any current report on Form 8-K that is filed with the Commission, or furnished with the Commission and incorporated by reference in the Prospectus, and includes substantially the same financial and related information as was set forth in the relevant earnings announcement (other than any earnings projections, similar forward-looking data and officers’ quotations).

“Effective Time” of the Registration Statement relating to the Shares, or in connection with any principal transaction, means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective as it relates to the Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial 8-K” means any current report on Form 8-K that is filed with the Commission, or furnished with the Commission and incorporated by reference into the Prospectus, and includes capsule financial information, financial statements, supporting schedules or other similar financial data with respect to a fiscal period or portion thereof.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Prospectus” means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, including any documents incorporated by reference therein.

“Prospectus Supplement” means the most recent prospectus supplement, relating to the Shares, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act within the time period prescribed therein, in the form furnished by the Company to the Manager in connection with the offering of the Shares.

“Representation Date” means (i) each Time of Acceptance (as defined below), (ii) each Applicable Time and (iii) each Bring-Down Date.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (the “NYSE”).

Unless otherwise specified, (i) a reference to a “rule” is to the indicated rule under the Act and (ii) a reference to any document includes any document incorporated by reference therein.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective and (B) on each Representation Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b), (C) at each Applicable Time and (D) on each Settlement Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof (the “Manager Furnished Information”). The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the Applicable Time the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the later of the date hereof and the date of any sale of Shares.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Manager, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares in a form reasonably satisfactory to the Manager, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Manager of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares, (ii) at the date hereof and (iii) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405.

(e) General Disclosure Package. As of each Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to each Applicable Time, the Prospectus and the other information, if any, stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with Manager Furnished Information.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Manager and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Good Standing of the Company and the Operating Partnership. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries taken as a whole (“Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties and conducts its business as described in the General Disclosure Package; and the Operating Partnership is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property of the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

(h) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i) Shares. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized by the Company; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on each Settlement Date, such

Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of the Common Stock contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(j) OP Units. The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be validly issued and will conform to the information in the General Disclosure Package and to the description of such Company OP Units contained in the Prospectus; all outstanding OP Units have been, and all Company OP Units will be issued and sold in compliance with all applicable federal and state securities laws.

(k) Registration Rights Agreements. There are no contracts, agreements or understandings between the Company and any person granting such person any rights to have any securities of the Company or any of its subsidiaries registered under the Securities Act for resale by such person, except pursuant to the Registration Rights Agreements, dated July 1, 2009, by and among the Company, Invesco Advisers, Inc., a Delaware corporation (the “Invesco Manager”) and Invesco Investments (Bermuda) Ltd., a Bermuda company (“Invesco Bermuda”), which agreement does not grant any person any such registration rights until one year after the date of such agreement.

(l) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, the Invesco Manager and Invesco, Ltd., a Bermuda company (“Invesco”), or any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or the Manager for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(m) Listing. The applicable number of Shares have been approved for listing on The New York Stock Exchange (the “NYSE”), subject to notice of issuance, as of the applicable Purchase Date and Settlement Date (or as of the date of the applicable Terms Agreement and Principal Settlement Date, as the case may be).

(n) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement or the OP Agreement in connection with the offering, issuance and sale of the Shares by the Company or the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been obtained, or made and such as may be required under state securities laws.

(o) Title to Property. Except as disclosed in the General Disclosure Package, the Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company, the Operating Partnership and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(p) Absence of Defaults and Conflicts Resulting from Transaction. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the OP Agreement in connection with the offering, issuance and sale of the Shares by the Company and the issuance and sale of the Company OP Units by the Operating Partnership will not constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under, result in a violation of any of the terms and provisions of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to, (A) the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the properties of the Company, the Operating Partnership or any of their respective subsidiaries is subject, except, in the case of clauses (B) and (C) only, such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries; the term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (d) in the case of any other entity, the organizational and governing documents of such entity.

(q) Absence of Existing Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of its Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(s) Authorization and Enforceability of Management Agreement and OP Agreement. The Management Agreement, dated July 1, 2009 (the “Management Agreement”), by and among the Company, the Operating Partnership, IAS Asset I LLC and the Invesco Manager has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(t) Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(u) Absence of Labor Dispute. No labor dispute exists between any officers or other key persons of the Company or the Invesco Manager named in the General Disclosure Package (each, a “Company-Focused Professional”) on the one hand and the employer of each such individual on the other hand nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect.

(v) Employment; Noncompetition; Nondisclosure. Neither the Company nor, to the Company’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer. Neither the Company nor, to the Company’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Invesco Manager as described in the General Disclosure Package.

(w) Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Business—Operating and Regulatory Structure”, “Our Manager and The Management

Agreement—The Management Agreement”, “Certain Relationships and Related Transactions”, “Description of Capital Stock”, “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws”, “U.S. Federal Income Tax Considerations”, and “Plan of Distribution”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(x) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, business, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(y) Investment Company Act. The Company is not and, after giving effect to the offerings and sales contemplated by this Agreement and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(z) Compliance with Certain Laws. (i) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith; (ii) the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the .money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened; and (iii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aa) Use of Proceeds. Except as disclosed in the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from sale of the Shares to repay any outstanding debt owed to any affiliate of the Manager.

(bb) Real Estate Investment Trust. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (“Code”) for its taxable year ended December 31, 2009. Commencing with its taxable year ended December 31, 2009, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in each Registration Statement, the General Disclosure Package and each Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the General Disclosure Package and each Prospectus are true, complete and correct in all material respects.

In addition, any certificate signed by any authorized officer of the Company, as listed in Schedule C, or any of the subsidiaries, and delivered to the Manager or counsel for the Manager in connection with the sale of the Shares, shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Manager.

2a. Representations and Warranties of the Invesco Manager. The Invesco Manager represents and warrants to, and agrees with, the Manager that:

(a) Invesco Manager-Related Disclosure. Any financial or other data regarding the Invesco Manager and/or its subsidiaries that is included in a Registration Statement, a Prospectus or the General Disclosure Package is derived from the Invesco Manager’s accounting or other applicable records and is accurate in all material respects.

(b) Good Standing of the Invesco Manager. The Invesco Manager has been duly organized and is existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Invesco Manager is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

(c) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Invesco Manager or any of its subsidiaries pursuant to, (A) the Organizational Documents of the Invesco Manager or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Invesco Manager or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Invesco Manager or any of its subsidiaries is a party or by which the Invesco Manager or any of its subsidiaries is bound or to which any of the properties of the Invesco Manager or any of its subsidiaries is subject except, in the case of clauses (B) and (C) only, such defaults, violations, liens, charges or encumbrances that would neither, individually or in the aggregate, result in a Material Adverse Effect nor impair the ability of the Invesco Manager to perform its obligations under this Agreement or the Management Agreement.

(d) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Invesco Manager.

(e) Authorization and Enforceability of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Invesco Manager and constitutes valid and binding agreement of the Invesco Manager enforceable against the Invesco Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(f) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the Invesco Manager to perform its obligations under this Agreement.

(g) Possession of Licenses and Permits. The Invesco Manager and its subsidiaries possess, and are in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business of the Invesco Manager with respect to the Company now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Invesco Manager or any of its respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(h) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Invesco Manager and its subsidiaries, taken as a whole, that is material and adverse to the Company or that would prevent the Invesco Manager from carrying out its obligations under this Agreement or the Management Agreement.

(i) Employment; Noncompetition; Nondisclosure. The Invesco Manager has not been notified that any officers or other key persons of the Invesco Manager named in the General Disclosure Package, or a significant number of members of the Invesco Manager’s mortgage investment team plans to terminate his or her employment with the Invesco Manager. Neither the Invesco Manager nor, to the best of the Invesco Manager’s knowledge, any officers or other key persons of the Invesco Manager named in the General Disclosure Package is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Invesco Manager as described in the General Disclosure Package.

(j) Absence of Manipulation. The Invesco Manager has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Invesco Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Invesco Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Invesco Manager to perform its obligations under this Agreement or the Management Agreement; and, to the Invesco Manager’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(l) Investment Advisers Act. The Invesco Manager is not prohibited by the Investment Advisers Act of 1940, as amended (“Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) Internal Controls. The Invesco Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Invesco Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal polices, controls and procedures of the Invesco Manager.

(n) Compliance. The Invesco Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3. Sale and Delivery of the Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, acting as sales agent, or directly to the Manager acting as principal, as follows:

(a) The Company may submit to the Manager its orders (including any price, time or size limits or other customary parameters and conditions) to sell Shares on any Trading Day (as defined below). If the Manager agrees to the terms of such proposed transaction or if the Company and the Manager mutually agree to modified terms for such proposed transaction, then the Manager shall promptly send to the Company by the means set forth under Section 10 a Transaction Notice substantially in the form of Schedule D hereto, confirming the agreed terms of such proposed transaction. If the Company wishes such proposed transaction to become a binding agreement between it and the Manager, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Manager with a written acceptance of such Transaction Notice by the means set forth under Section 10 hereof or by sending an email confirming acceptance of such Transaction Notice (each, a “Time of Acceptance”); provided, that following such email confirming acceptance, the Company will also be obligated to promptly return the countersigned Transaction Notice to the Manager by the means set forth in

Section 10 hereof for the parties’ records. The terms reflected in a Transaction Notice shall become binding on the Manager and the Company, subject to the terms and conditions of this Agreement, only if accepted by the Company no later than the times, specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i) the Trading Day(s) on which the Shares subject to such transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Shares that the Company intends to sell on, or over the course of, such Purchase Date(s); provided that the number of Shares sold on each such Purchase Date, when the Shares are sold through the Manager, acting as sales agent, shall be no more than 15% of the average daily trading volume in the Common Stock for the 30 Trading Days preceding the date of delivery of the Transaction Notice or as otherwise agreed between the Company and the Manager; and

(iii) the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

As used herein, “Trading Day” shall mean any trading day on the NYSE.

(b) Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell Shares with respect to which the Manager has agreed to act as sales agent under the applicable Transaction Notice. The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company under a Terms Agreement.

(c) The Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Share at a price lower than the Floor Price therefor designated from time to time by the Company pursuant to the applicable Transaction Notice. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided further, except as provided above, that any obligation under Sections 4(w), 4(x), 4(y), 4(z), other than during the period in which a prospectus relating to the Shares is required to be delivered under the Act shall be waived during the period of any such suspension.

(d) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement, any Transaction Notice and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(e) The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent hereunder shall be at a mutually agreed rate, not to exceed 2.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement. The Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time. Any compensation or commission due and payable to the Manager as principal will be at a price agreed upon at the relevant Applicable Time.

(f) Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through or to the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the gross proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(g) If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Agreement and the applicable Transaction Notice, setting forth (A) the amount of Shares sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Company to the Manager with respect to such sales.

(h) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to Section 3(a), other than (A) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager under the applicable Transaction Notice. The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on or prior to any Settlement Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof that the Company would be required to provide to the Manager in connection with a sale of Shares pursuant to a Terms Agreement, each dated such Settlement Date, and such other documents and information as the Manager shall reasonably request.

(i) At each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent under any Transaction Notice or to act as principal pursuant to a Terms Agreement shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(j) If the Company wishes to issue and sell the Shares other than as set forth in Section 3 of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(k) The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(l) Under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement and any Terms Agreement exceed 20,000,000.

(m) Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and in any Terms Agreement and shall be subject to the terms and conditions set forth herein and in any Terms Agreement. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the

Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the Manager.

(n) Subject to the limitations set forth herein (including, but not limited to the following sentence) and as may be mutually agreed upon by the Company and the Manager, sales pursuant to this Agreement, any Transaction Notice and any Terms Agreement may not be requested by the Company and need not be made by the Manager except during the period that begins after the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K as of and within the period required by the Exchange Act (each such date, a “Filing Date”) and ends two weeks prior to the Company’s public announcement of its results of operations for the quarter in which such filing is made. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information, which may include the information customarily included in the Company’s public announcement of its quarterly or annual results of operations.

4. Certain Agreements of the Company. The Company agrees with the Manager that:

(a) Filing of Amendments; Response to Commission Requests. The Company will prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the General Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (as defined below) that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; and to cause each amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus (as defined below) to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act. During any period when delivery of a Prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, the Company will (i) not file any amendment to the Registration Statement or supplement to the Prospectus (including by means of documents incorporated by reference, other than (x) any amendment or supplement relating solely to the issuance or offering of securities other than the Shares and (y) any amendment or supplement by means of a current report on Form 8-K that is not a Financial 8-K (as defined above) (each, a “Non-Financial 8-K”) filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus), unless the Company has furnished to the Manager a copy for its review a reasonable period of time prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects and (ii) will give prior written notice to the Manager of the intention to file each Non-Financial 8-K and describe the subject matter to be included in each Non-Financial 8-K as soon as reasonably practicable prior to its filing. During any period when delivery of a Prospectus relating to the Shares is not required (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or 172 or similar rules) to be delivered under the Securities Act, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (other than (x) any amendment or supplement relating solely to the issuance or offering of securities other than the Shares and (y) any amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A or a Current Report on Form 8-K or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus), unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company will also advise the Manager promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendments or supplements to the Registration Statement, the General Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (as defined below) or for additional information with respect thereto, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the notice or threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Continued Compliance with Securities Laws. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Manager of such event and promptly notify the Manager to suspend solicitation of purchases of the Shares and forthwith upon receipt of such notice, the Manager will suspend its solicitation of purchases of the Shares and will cease using the Prospectus; and if the Company shall decide to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, it will promptly advise the Manager by telephone (with confirmation in writing), will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance and will advise the Manager when the Manager is free to resume such solicitation. Neither the Manager’s consent to, nor the Manager’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(c) Exchange Act Reports. The Company will file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as a prospectus is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule). The Company will promptly advise the Manager if the Company failed to file any report, document or statement within the time period prescribed in the Exchange Act.

(d) Registration Statement. If at any time when Shares remain unsold by the Manager the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Manager, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Manager, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act) and (iv) promptly notify the Manager of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” will include such new registration statement or post-effective amendment, as the case may be.

(e) New Shelf. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Manager, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Manager. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Manager, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the “Registration Statement” will include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(f) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement or the date of any sale, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement or the date of the sale, as applicable, and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(g) Furnishing of Prospectuses. The Company will furnish to the Manager, without charge, as soon as practicable after the Registration Statement becomes effective and thereafter upon request, as many copies of the General Disclosure Package or Prospectus (or of the General Disclosure Package or Prospectus as amended or supplemented if the Company will have made any amendments or supplements thereto after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Manager may reasonably request; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the General Disclosure Package or Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(h) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) Reporting Requirements. During the period of two years after the date of this Agreement, the Company will furnish to the Manager, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Manager (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Manager may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR System, it is not required to furnish such reports or statements to the Manager.

(j) Payment of Fees and Expenses. The Company will pay all costs, expenses, fees and taxes in connection with (1) the preparation and filing of the Registration Statement (including fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act—without reliance on the proviso to Rule 456(b)(1)(i) under the Act—and in compliance with Rule 456(b) and Rule 457(r) under the Act), any preliminary prospectus, the General Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager and, as applicable, to dealers, investors and prospective investors (including costs of mailing and shipment), (2) the registration, issue and delivery of the Shares, (3) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager designates and the preparation, printing and furnishing to the Manager of memoranda relating thereto (including the fees and disbursements of counsel to the Manager in connection therewith), (4) the listing of the Shares on the NYSE and any other applicable national and foreign exchanges, (5) any registration of the Shares under the Exchange Act, (6) any filing for review of the public offering of the Shares by FINRA (including the fees and disbursements of counsel to the Manager in connection therewith), (7) the fees and disbursements of any transfer agent or registrar for the Shares, (8) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (9) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (10) the performance of the Company’s other obligations hereunder. Except as provided in this Agreement, the Manager will pay all of its own costs and expenses, including the fees of their counsel.

(k) Use of Proceeds. The Company will use the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(l) Absence of Manipulation. The Company will not take, and will cause its subsidiaries not to take, directly or indirectly, any action designed to cause or result in, that constitutes or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m) Taxes. The Company will indemnify and hold harmless the Manager against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(n) Listing and Reservation of Common Stock. The Company will use its reasonable best efforts to have the Shares approved for listing on the NYSE, subject only to notice of issuance, and to maintain the listing of the Common Stock for trading on the NYSE. The Company will reserve and keep available at all times, free of preemptive rights, the full number of Shares necessary to enable the Company to satisfy its obligations hereunder, including any obligation of the Company to issue and sell Shares hereunder.

(o) Restriction on Sale of Securities. During each period commencing on the date on which the Company submits a Transaction Notice to the Manager and ending on the earlier of (i) the date on which the Manager notifies the Company that it elects not to accept such Transaction Notice, or (ii) the close of business on the Settlement Date for the related transaction in which the Manager is acting as sales agent, (each, a “Lock-Up Period”) without the prior written consent of the Manager, the Company will not, directly or indirectly, take any of the following actions with respect to any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any Common Stock (“Lock-Up Securities”): (1) offer, sell, contract to sell, issue, hypothecate, pledge or otherwise dispose of, or purchase any option or contract to sell, Lock-Up Securities, (2) offer, sell, contract to sell or grant any option, right, warrant or contract to purchase Lock-Up Securities, (3) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (5) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or in each case publicly disclose the intention to take any such action. Notwithstanding the foregoing, the Company may (i) offer, sell, issue and register the Shares to be offered and sold through or to the Manager pursuant to this Agreement, any Transaction Notice or any Terms Agreement; (ii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission; (iii) issue Common Stock upon the conversion of Company’s mandatory convertible preferred stock or the exercise of options or warrants or the vesting of restricted stock, in each case, as disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus; (iv) grant equity based compensation awards to directors and employees of the Company and its subsidiaries under any compensation plan in effect on the date hereof, including the Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan, as described in the General Disclosure Package, other than equity based compensation awards that vest or become exercisable during the Lock-Up Period; (v) issue Common Stock pursuant to the Company’s dividend reinvestment plan as described in the General Disclosure Package, as amended; and (vi) issue shares of Common Stock issuable upon conversion of securities outstanding at the time of this Agreement. In the event that notice of a proposed sale is provided by the Company, the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager. Any lock-up provisions relating to a transaction in which the Manager acts as principal shall be set forth in the applicable Terms Agreement.

(p) Permitted Free Writing Prospectus. The Company will not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the, General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus consented to by the Manager (a “Permitted Free Writing Prospectus”).

(q) Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the number of Shares sold through or to the Manager pursuant to this Agreement, any Transaction Notice or any Terms Agreement, the net proceeds to the Company and the compensation paid by the Company with respect to sales of such Shares during the relevant quarter, together with any other information that the Company reasonably believes is required to comply with the Act or the Rules and Regulations thereunder. The Company may also file, subject to the prior written consent of the Manager, a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Securities Act, which prospectus supplement will set forth such information. The Company will deliver such number of copies of each such prospectus supplement to the NYSE as required by such exchange (which may be satisfied by filing with EDGAR if permitted by the rules of the NYSE). The Company will comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping. The Company will provide copies of the such prospectus supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto) to the Manager via e-mail in “pdf” format on such filing date to an e-mail account designated by the Manager.

(r) Manager’s Own Account. The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement, including pursuant to a Terms Agreement.

(s) Right to Refuse. If to the knowledge of the Company, any condition set forth in Section 5 of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(t) Due Diligence. In connection with the execution and delivery of this Agreement, upon commencement of the offering of the Shares under this Agreement, on each Bring-Down Date, as soon as practicable after each Filing Date so long as an offering of Shares under this Agreement is contemplated under an effective Transaction Notice that has not been suspended, as soon as practicable after the Company’s annual or quarterly earnings release becomes available for a given year or quarter so long as an offering of Shares under this Agreement is contemplated under an effective Transaction Notice that has not been suspended, at or before each Time of Acceptance and at any other time that may be reasonably requested, the Company will, on reasonable notice, conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company, and will make the books and records of the Company available to the Manager and its counsel for inspection and take such other actions as the Manager may reasonably request in order for the Manager to conduct its due diligence investigation. In addition, upon receipt of a Transaction Notice, the Manager may elect to conduct additional diligence on any documents filed by the Company with the Commission subsequent to any previous such diligence session (including, without limitation, amendments or supplements to the Registration Statement, documents incorporated by reference therein and reports, documents or other information filed pursuant to the Exchange Act) prior to commencing sales pursuant to such Transaction Notice.

(u) Corporate Authority. The Company will ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(v) Deemed Affirmation. Each acceptance by the Company of a Transaction Notice and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (1) an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the time of such acceptance or the date of such Terms Agreement as though made at and as of such time and (2) an undertaking that such representations and warranties will be true and correct as of the Applicable Time and Settlement Date or Principal Settlement Date, as the case may be, as though made at and as of such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented relating to such Shares).

(w) Officers’ Certificate. On the date of this Agreement and each Bring-Down Date,

(i) the Company will furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of date of this Agreement or the applicable Bring-Down Date, as the case may be, to the effect that the statements contained in the certificate referred to in Section 5(f)(i) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f)(i), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; and

(ii) the Invesco Manager will furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of date of this Agreement or the applicable Bring-Down Date, as the case may be, to the effect that the statements contained in the certificate referred to in Section 5(f)(ii) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f)(ii), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(x) Company Counsel Opinion. On the date of this Agreement and each Bring-Down Date, the Company will furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of (i) Alston & Bird LLP, corporate counsel for the Company, in the form set forth on Schedule E hereto, (ii) Alston & Bird LLP, tax counsel for the Company, in the form set forth on Schedule F hereto, (iii) Venable LLP, Maryland counsel for the Company, in the form set forth on Schedule G hereto, and (iv) Alston & Bird LLP, counsel for the Invesco Manager, in the form set forth on Schedule H hereto, dated and delivered as of date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 5(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package (if the applicable Bring-Down Date relates to a sale of Shares under this Agreement) and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(y) Secretary’s Certificate. On the date of this Agreement and each Bring-Down Date, the Company will furnish or cause to be furnished to the Manager forthwith a certificate of the Secretary of the Company, dated and delivered as of date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager.

(z) Accountants’ Comfort Letters. On the date of this Agreement and each Bring-Down Date, the Company will cause Grant Thornton LLP, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager letters, dated the date of this Agreement or the applicable Bring-Down Date, as the case may be, in form and substance satisfactory to the Manager and substantially in the form of Schedule B hereto, of the same tenor as the letter referred to in Section 5(a) of this Agreement but modified to relate to the Registration Statement, the General Disclosure Package (if the applicable Bring-Down Date relates to a sale of Shares under this Agreement) and the Prospectus, as amended and supplemented to the date of such letter.

(aa) Deliverable Changes Notice. The Company will advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 5 herein.

(bb) Transfer Agent and Registrar. The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(cc) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2011, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to be so qualified.

5. Conditions of the Obligations of the Manager. The obligations of the Manager hereunder and under any Terms Agreement or Transaction Notice, including with respect to any order submitted to the Manager by the Company to sell Shares or any agreement by the Manager to purchase Shares as principal, are subject to, on the date hereof, at the Time of Acceptance, at the time of commencement of trading on the NYSE on each date on which Shares are proposed to be sold pursuant to Section 3(a) hereof, as of each Applicable Time, as of the date of any executed Terms Agreement and as of each Settlement Date, Time of Acceptance and Principal Settlement Date (i) the accuracy of the representations and warranties of the Company herein. (ii) the accuracy of the statement of Company officers made pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder and (iv) to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Manager shall have received letters of Grant Thornton LLP on the date of this Agreement and on every Bring-Down Date, dated such date, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule B hereto.

(b) Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and the terms of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Manager, shall be contemplated by the Commission. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the General Disclosure Package, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; the Prospectus, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and no Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise) results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Manager, is material and adverse and makes it impractical or inadvisable to proceed with the sale of the Shares; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Manager, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Manager, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

(d) Opinion of Counsel to Company. The Manager shall have received opinions, on each Bring-Down Date, dated such date, of (i) Alston & Bird LLP, corporate counsel for the Company, in the form set forth on Schedule E hereto, (ii) Alston & Bird LLP, tax counsel for the Company, in the form set forth on Schedule F hereto, (iii) Venable LLP, Maryland counsel for the Company, in the form set forth on Schedule G hereto, and (iv) Alston & Bird LLP, counsel for the Invesco Manager, in the form set forth on Schedule H hereto.

(e) Opinion of Counsel to Manager. The Manager shall have received opinions, on each Bring-Down Date, dated such date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Manager, with respect to such matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Manager shall have received a certificate, on each Bring-Down Date, dated as of such date, of:

(i) an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; and

(ii) an executive officer of the Invesco Manager and a principal financial or accounting officer of the Invesco Manager in which such officers shall state that: the representations and warranties of the Invesco Manager in this Agreement are true and correct; the Invesco Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Invesco Manager and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g) Listing. The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date.

(h) Actively-Traded Security. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i) Rule 424 Filings. All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Principal Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j) Other Documents. The Manager shall have received such other documents from the Company as the Manager shall have reasonably requested.

The Company will furnish the Manager with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests. The Manager may in its sole discretion waive compliance with any conditions to the obligations of the Manager hereunder.

6. Indemnification and Contribution. (a) Indemnification of the Manager. The Company will indemnify and hold harmless the Manager, its partners, members, directors, officers, employees, managers, affiliates and each person, if any, who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any part of the General Disclosure Package, any Prospectus as of any time, any Issuer Free Writing Prospectus, or any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. The Manager will indemnify and hold harmless the Company, each of its directors who signs a Registration Statement and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Manager Indemnified Party”), against any losses, claims, damages or liabilities to which such Manager Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any part of the General Disclosure Package, any Prospectus as of any time, or any Issuer Free Writing Prospectus or any Non-Prospectus Road Show or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, and will reimburse each Manager Indemnified Party for any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Manager Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Manager consists of its legal and marketing name included in the Prospectus.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the first and second sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Manager from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement, any Transaction Notice or any Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If any Shares have been sold hereunder, the representations and warranties in Sections 2 and 2a and all obligations under Section 4 shall also remain in effect.

8. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Section 4(l) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 4(j), 6, 7, 8, 9, 10, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Manager.

(c) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(j), 6, 7, 10, 11 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(d), Section 6 and Section 7 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. Except for any purchase pursuant to a Terms Agreement, if such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(f) of this Agreement.

9. Research Independence. The Company acknowledges that the Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking divisions. The Company acknowledges that the Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.

10. Notices. All communications hereunder, and pursuant to any Transaction Notice or under any Terms Agreement will be in writing and mailed, delivered or telegraphed and confirmed to the Manager at Credit Suisse Securities (USA) LLC., Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Invesco Mortgage Capital Inc., 1555 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Robert H. Rigsby, Esq. and Donald R. Ramon.

11. Successors. This Agreement, any Transaction Notice and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. Counterparts. This Agreement, any Transaction Notice and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Manager has been retained solely to act as sales agent and/or principal in connection with the purchase and sale of Shares and that no fiduciary, advisory or agency relationship between the Company and the Manager has been created in respect of any of the transactions contemplated by this Agreement, any Transaction Notice, any Terms Agreement or the Prospectus, irrespective of whether the Manager has advised or is advising the Company on other matters;

(b) Arm’s-Length Negotiations. The Manager is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the sales price of the Shares. The sales price of the Shares set forth in this Agreement, any Transaction Notice or any Terms Agreement was established by the Company following discussions and arm’s-length negotiations with the Manager, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, any Transaction Notice or any Terms Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Manager has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, any Transaction Notice, any Terms Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

Each of the Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement, any Transaction Notice and any Terms Agreement.

If the foregoing is in accordance with the Manager’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Operating Partnership, the Invesco Manager and the Manager in accordance with its terms.

Very truly yours,

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ Donald Ramon
Name: Donald Ramon
Title: Chief Financial Officer

IAS OPERATING PARTNERSHIP LP

By:	Invesco Mortgage Capital Inc.,
as its General Partner

By:	/s/ Donald Ramon
Name: Donald Ramon
Title: Chief Financial Officer

INVESCO ADVISERS, INC.

By:	/s/ Rich King
Name: Rich King
Title: Vice President

The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Andrew Rosenburgh
Name: Andrew Rosenburgh
Title: Managing Director

SCHEDULE A

1. General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

SCHEDULE B

[INTENTIONALLY OMMITTED]

SCHEDULE C

Authorized officers of the Company:

Rich King, President and CEO

Don Ramon, Chief Financial Officer

Rob Kuster, Chief Operating Officer and Head of Research

SCHEDULE D

Form of Transaction Notice

[Credit Suisse Securities (USA) LLC Letterhead]

                , 20

Invesco Mortgage Capital Inc.

Attention:

TRANSACTION NOTICE

Dear             :

This notice (the “Notice”) sets forth the terms of the agreement of Credit Suisse Securities (USA) LLC (the “Manager”) with Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), for the Company to sell Shares through the Manager, acting solely as sales agent, on the following terms, pursuant to the Distribution Agency Agreement, dated August 31, 2012, between the Company and the Manager (the “Distribution Agreement”):

Date(s) on which Shares may be sold (each, a “Purchase Date”):

Maximum number of Shares to be sold

Lowest price at which Shares may be sold or formula pursuant to which such lowest price shall be determined (each, a “Floor Price”):

Other terms:

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

The agency transaction set forth in this Notice shall not be binding on the Company or the Manager unless and until the Company countersigns and returns its acceptance of this Notice or sends an email confirming acceptance of this Notice in accordance with the terms set forth in the Distribution Agreement; provided, however, that neither the Company nor the Manager will be bound by the terms of this Notice if the Company delivers its acceptance hereto after      a.m./p.m. (New York City time) on [the date hereof /                 , 20    ].

This agency transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, agreements, covenants and other terms and conditions of the Distribution Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations, warranties and agreements set forth in the Distribution Agreement shall be deemed to have been made as of the date of the Company’s acceptance hereto and on any Applicable Time and Settlement Date relating to the agency transaction set forth in this Notice.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your acceptance hereto in the manner contemplated by the Distribution Agreement.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

INVESCO MORTGAGE CAPITAL INC.

By:
Name:
Title:

[Note: The Company’s acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered via email in accordance with the Distribution Agreement]

SCHEDULE E

[INTENTIONALLY OMMITTED]

SCHEDULE F

[INTENTIONALLY OMMITTED]

SCHEDULE G

[INTENTIONALLY OMMITTED]

SCHEDULE H

[INTENTIONALLY OMMITTED]